                                                                     Exhibit 5.2

Suite 900                     Correspondence:      Telephone:   902.420.3200
Purdy's Wharf Tower One       P.O. Box 997         Fax:         902.420.1417
1959 Upper Water Street       Halifax, NS          halifax@smss.com
Halifax, NS                   Canada  B3J 2X2      www.smss.com
Canada  B3J 3N2

                                                            September 22, 2003

Textron Financial Corporation
Textron Financial Canada Funding Corp.
40 Westminster Street
Providence, RI  02940-6687

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 filed by Textron Financial Corporation, a Delaware corporation (the "Company") and Textron Financial Canada Funding Corp., an unlimited liability company incorporated and organized under the laws of the Province of Nova Scotia ("Textron Canada Funding") with the Securities and Exchange Commission on September 3, 2003, as amended by Amendment No. 1 thereto to be filed with the Securities and Exchange Commission (as so amended, the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of (i) senior debt securities of the Company (the "TFC Debt Securities"), (ii) senior debt securities of Textron Canada Funding (the "Textron Canada Debt Securities", and together with the TFC Debt Securities, the "Debt Securities") and (iii) guarantees by the Company of the Textron Canada Debt Securities (the "Guarantees", and together with the Debt Securities, collectively, the "Securities") having a public offering price of up to an aggregate of U.S.$4,000,000,000 (or the equivalent thereof if any of the securities are denominated in a foreign currency or a foreign currency unit) pursuant to an offering to be made on a continuous or delayed basis pursuant to the provisions of Rule 415. The Securities may be offered in separate series, in amounts and at prices and terms to be set forth in an accompanying prospectus supplement.

         We have served as special counsel to Textron Canada Funding and, as such, have reviewed but not assisted in the preparation of the Registration Statement. In connection with rendering this opinion, we have examined the following documents and records:

         (1) The Memorandum and Articles of Association of Textron Canada Funding, as amended to date;

         (2) The proposed form of Indenture among Textron Canada Funding, as issuer, the Company, as guarantor, and SunTrust Bank, as Trustee, under which Textron Canada Debt Securities will be issued, fully and unconditionally guaranteed by the Company, including the form of debt security and guarantee contained therein; and

September 22, 2003
Page 2

         (3) All corporate minutes and proceedings of Textron Canada Funding relating to the issuance of the Textron Canada Securities being registered under the Registration Statement.

         We have also examined such further documents, records and proceedings as we have deemed pertinent in connection with the issuance of said Textron Canada Securities. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the completeness and authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the validity of all laws and regulations. We also are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Textron Canada Securities, and have assumed that the proposed forms of documents are duly executed and delivered in substantially the forms reviewed by us.

         We are qualified to practice law in the Province of Nova Scotia and do not purport to express any opinion herein concerning any law other than the laws of the Province of Nova Scotia.

         Based upon such examination, it is our opinion that the Textron Canada Debt Securities, when issued and paid for, will be legally issued by Textron Canada Funding.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ STEWART, MCKELVEY STERLING SARLES

                                      -2-